EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13D, dated 12 January 2015, with respect to the ordinary shares, nominal amount of 3 1/9 pence each, of Unilever PLC is, and any amendments thereto executed by each of us shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities and Exchange Act of 1934, as amended, and that this Agreement shall be included as an Exhibit to the Schedule 13D and each such amendment. Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning itself contained therein. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 12th day of January 2015.

The Leverhulme Trust

By:	/s/ NIALL FITZGERALD

Signature

Niall FitzGerald, Chairman

Name/Title

By:	/s/ PATRICK CESCAU

Signature

Patrick Cescau, Charity Trustee

Name/Title

The Leverhulme Trade Charities Trust

By:	/s/ NIALL FITZGERALD

Signature

Niall FitzGerald, Chairman

Name/Title

By:	/s/ PATRICK CESCAU

Signature

Patrick Cescau, Charity Trustee

Name/Title

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